Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports 2022 Results

Terre Haute, Indiana, February 2, 2023 – First Financial Corporation (NASDAQ:THFF) today announced results for the fourth quarter of 2022.

●	Net income was $16.5 million compared to $7.4 million for the same period of 2021;
●	Diluted net income per common share of $1.37 compared to $0.58 for the same period of 2021;
●	Return on average assets was 1.34% compared to 0.58% for the three months ended December 31, 2021;
●	Credit loss provision was $2.7 million compared to $5.7 million for the fourth quarter 2021; and
●	Pre-tax, pre-provision net income was $21.7 million compared to $14.3 million for the same period in 2021.[1]

The Corporation further reported results for the year ended December 31, 2022:

●	Net income was $71.1 million compared to $53.0 million for the same period of 2021;
●	Diluted net income per common share of $5.82 compared to $4.02 for the same period of 2021;
●	Return on average assets was 1.41% compared to 1.10% for the twelve months ended December 31, 2021;
●	Negative provision for credit losses was $2.0 million compared to provision for credit losses of $2.5 million for the twelve months ended December 31, 2021; and
●	Pre-tax, pre-provision net income was $84.9 million compared to $68.1 million for the same period in 2021.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

“We are pleased with our fourth quarter and full year results” said Norman L. Lowery, Chairman and Chief Executive Officer. “2022 was a record year for net income. Loan growth continues to be strong which contributed to our seventh straight quarter of net interest income growth.”

Average Total Loans

Average total loans for the fourth quarter of 2022 were $3.02 billion versus $2.63 billion for the comparable period in 2021, an increase of $382 million or 14.5%.

Total Loans Outstanding

Total loans outstanding as of December 31, 2022, were $3.07 billion compared to $2.82 billion as of December 31, 2021, an increase of $252 million or 8.93%. On a linked quarter basis, total loans increased $97.0 million or 3.26% from $2.97 billion as of September 30, 2022.

Average Total Deposits

Average total deposits for the quarter ended December 31, 2022, were $4.38 billion versus $4.31 billion as of December 31, 2021, an increase of $71 million or 1.7%.

Total Deposits

Total deposits were $4.37 billion as of December 31, 2022, compared to $4.41 billion as of December 31, 2021.

Book Value Per Share

Book Value per share was $39.44 at December 31, 2022, compared to $46.13 at December 31, 2021. The decrease was partially driven by the repurchase of 618,263 shares of the Corporation’s common stock.

Shareholder Equity

Shareholder equity at December 31, 2022, was $475.3 million compared to $582.6 million on December 31, 2021. The decrease in shareholder’s equity is reflective of the downturn in the markets which affected the accumulated other comprehensive income/(loss) (“AOCI”) on investments available for sale. AOCI has decreased $138 million in comparison to December 31, 2021.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 7.79% at December 31, 2022, compared to 9.62% at December 31, 2021. The decrease was partially driven by the aforementioned share repurchases.

Net Interest Income

Net interest income for the fourth quarter of 2022 was $43.7 million, compared to $36.8 million reported for the same period of 2021, an increase of $6.8 million or 18.53%.

Net Interest Margin

The net interest margin for the quarter ended December 31, 2022, was 3.81% compared to the 3.08% reported at December 31, 2021. On a linked quarter basis, the net interest margin increased 10 basis points from 3.71% as of September 30, 2022.

Nonperforming Loans

Nonperforming loans as of December 31, 2022, were $13.4 million versus $14.9 million as of December 31, 2021. The ratio of nonperforming loans to total loans and leases was 0.44% as of December 31, 2022, versus 0.53% as of December 31, 2021.

Credit Loss Provision

The provision for credit losses for the three months ended December 31, 2022 was $2.73 million, compared to $5.71 million for the fouth quarter 2021.

Net Charge-Offs

In the fourth quarter of 2022 net charge-offs were $2.4 million compared to $1.8 million in the same period of 2021.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of December 31, 2022, was $39.8 million compared to $48.3 million as of December 31, 2021. The allowance for credit losses as a percent of total loans was 1.30% as of December 31, 2022, compared to 1.72% as of December 31, 2021.

Non-Interest Income

Non-interest income for the three months ended December 31, 2022 and 2021 was $10.6 million and $10.8 million, respectively.

Non-Interest Expense

Non-interest expense for the three months ended December 31, 2022, was $32.5 million compared to $33.3 million in 2021.

Efficiency Ratio

The Corporation’s efficiency ratio was 58.78% for the quarter ending December 31, 2022, versus 68.37% for the same period in 2021.

Income Taxes

Income tax expense for the three months ended December 31, 2022, was $2.5 million versus $1.2 million for the same period in 2021. The effective tax rate for 2022 was 19.0% compared to 19.2% for 2021.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A. First Financial Bank N.A., the fifth oldest national bank in the United States, operates 78 banking centers in Illinois, Indiana, Kentucky and Tennessee. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
END OF PERIOD BALANCES
Assets	$4,989,281	$5,009,339	$5,175,099	$4,989,281	$5,175,099
Deposits	$4,368,871	$4,407,506	$4,409,569	$4,368,871	$4,409,569
Loans, including net deferred loan costs	$3,067,438	$2,970,475	$2,815,895	$3,067,438	$2,815,895
Allowance for Credit Losses	$39,779	$39,495	$48,305	$39,779	$48,305
Total Equity	$475,284	$438,626	$582,576	$475,284	$582,576
Tangible Common Equity (a)	$381,585	$344,617	$488,417	$381,585	$488,417

AVERAGE BALANCES
Total Assets	$4,930,611	$5,048,849	$5,086,702	$5,043,987	$4,814,350
Earning Assets	$4,690,594	$4,774,080	$4,875,039	$4,800,481	$4,611,741
Investments	$1,393,753	$1,436,179	$1,410,351	$1,432,681	$1,278,498
Loans	$3,015,903	$2,917,457	$2,633,559	$2,884,053	$2,602,344
Total Deposits	$4,383,505	$4,406,187	$4,312,115	$4,408,510	$4,037,876
Interest-Bearing Deposits	$3,509,416	$3,515,568	$3,823,428	$3,517,468	$3,320,112
Interest-Bearing Liabilities	$84,210	$95,098	$110,490	$97,134	$107,367
Total Equity	$438,767	$481,225	$589,197	$494,837	$597,369

INCOME STATEMENT DATA
Net Interest Income	$43,658	$43,104	$36,832	$165,042	$143,401
Net Interest Income Fully Tax Equivalent (b)	$44,724	$44,402	$37,953	$169,699	$147,765
Provision for Credit Losses	$2,725	$1,050	$5,710	$(2,025)	$2,466
Non-interest Income	$10,568	$12,140	$10,767	$46,716	$42,084
Non-interest Expense	$32,501	$31,504	$33,312	$126,023	$117,406
Net Income	$16,521	$18,051	$7,398	$71,109	$52,987

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.37	$1.50	$0.58	$5.82	$4.02
Cash Dividends Declared Per Common Share	$0.74	$—	$0.63	$1.28	$1.16
Book Value Per Common Share	$39.44	$36.49	$46.13	$39.44	$46.13
Tangible Book Value Per Common Share (c)	$28.67	$33.27	$38.66	$31.66	$38.67
Basic Weighted Average Common Shares Outstanding	12,037	12,029	12,804	12,211	13,190

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder’s equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder’s equity.

Key Ratios	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Return on average assets	1.34%	1.43%	0.58%	1.41%	1.10%
Return on average common shareholder's equity	15.06%	15.00%	5.02%	14.37%	8.87%
Efficiency ratio	58.78%	55.72%	68.37%	58.23%	61.84%
Average equity to average assets	8.90%	9.53%	11.58%	9.81%	12.41%
Net interest margin (a)	3.81%	3.71%	3.08%	3.54%	3.20%
Net charge-offs to average loans and leases	0.32%	0.19%	0.27%	0.23%	0.10%
Credit loss reserve to loans and leases	1.30%	1.33%	1.72%	1.30%	1.72%
Credit loss reserve to nonperforming loans	289.51%	276.59%	321.78%	296.79%	324.11%
Nonperforming loans to loans and leases	0.44%	0.48%	0.53%	0.44%	0.53%
Tier 1 leverage	10.78%	10.33%	9.83%	10.78%	9.83%
Risk-based capital - Tier 1	13.58%	13.69%	14.37%	13.58%	14.37%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Accruing loans and leases past due 30-89 days	$28,875	$18,626	$17,096	$28,875	$17,096
Accruing loans and leases past due 90 days or more	$1,119	$1,185	$515	$1,119	$515
Nonaccrual loans and leases	$8,481	$9,147	$9,590	$8,481	$9,590
Total troubled debt restructuring	$3,803	$3,947	$4,799	$3,803	$4,799
Other real estate owned	$337	$214	$108	$337	$108
Nonperforming loans and other real estate owned	$13,740	$14,493	$15,012	$13,740	$15,012
Total nonperforming assets	$16,726	$17,604	$18,371	$16,726	$18,371
Gross charge-offs	$4,388	$5,653	$3,113	$15,706	$8,216
Recoveries	$1,947	$2,630	$1,312	$9,205	$5,569
Net charge-offs/(recoveries)	$2,441	$3,023	$1,801	$6,501	$2,647

Non-GAAP Reconciliations	Three Months Ended December 31,
	2022	2021
($in thousands, except EPS)
Income before Income Taxes	$19,000	$8,577
Provision for credit losses	2,725	5,710
Provision for unfunded commitments	—	—
Pre-tax, Pre-provision Income	$21,725	$14,287

Non-GAAP Reconciliations	Year Ended December 31,
	2022	2021
($ in thousands, except EPS)
Income before Income Taxes	$87,760	$65,613
Provision for credit losses	(2,025)	2,466
Provision for unfunded commitments	(850)	—
Pre-tax, Pre-provision Income	$84,885	$68,079

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	December 31,	December 31,
	2022	2021

	(unaudited)
ASSETS
Cash and due from banks	$220,039	$682,807
Federal funds sold	9,374	308
Securities available-for-sale	1,332,947	1,364,734
Loans:
Commercial	1,798,260	1,674,066
Residential	673,464	664,509
Consumer	588,539	474,026
	3,060,263	2,812,601
(Less) plus:
Net deferred loan costs	7,175	3,294
Allowance for credit losses	(39,779)	(48,305)
	3,027,659	2,767,590
Restricted stock	15,378	16,200
Accrued interest receivable	21,288	16,946
Premises and equipment, net	66,147	69,522
Bank-owned life insurance	115,704	116,997
Goodwill	86,985	86,135
Other intangible assets	6,714	8,024
Other real estate owned	337	108
Other assets	86,709	45,728
TOTAL ASSETS	$4,989,281	$5,175,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$857,920	$914,933
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	50,608	74,015
Other interest-bearing deposits	3,460,343	3,420,621
	4,368,871	4,409,569
Short-term borrowings	70,875	93,374
FHLB advances	9,589	15,937
Other liabilities	64,662	73,643
TOTAL LIABILITIES	4,513,997	4,592,523

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,114,992 in 2022 and 16,096,313 in 2021
Outstanding shares-12,051,964 in 2022 and 12,629,893 in 2021	2,012	2,009
Additional paid-in capital	143,185	141,979
Retained earnings	614,829	559,139
Accumulated other comprehensive income/(loss)	(139,983)	(2,426)
Less: Treasury shares at cost-4,063,028 in 2022 and 3,466,420 in 2021	(144,759)	(118,125)
TOTAL SHAREHOLDERS’ EQUITY	475,284	582,576
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,989,281	$5,175,099

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Year Ended December 31,
	2022	2021	2020

	(unaudited)
INTEREST INCOME:
Loans, including related fees	$146,295	$128,000	$137,241
Securities:
Taxable	21,014	13,110	12,979
Tax-exempt	9,974	8,762	7,952
Other	6,018	2,326	2,313
TOTAL INTEREST INCOME	183,301	152,198	160,485
INTEREST EXPENSE:
Deposits	16,743	8,158	12,801
Short-term borrowings	1,243	387	568
Other borrowings	273	252	770
TOTAL INTEREST EXPENSE	18,259	8,797	14,139
NET INTEREST INCOME	165,042	143,401	146,346
Provision for credit losses	(2,025)	2,466	10,528
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	167,067	140,935	135,818
NON-INTEREST INCOME:
Trust and financial services	5,155	5,255	5,423
Service charges and fees on deposit accounts	11,842	10,089	10,256
Other service charges and fees	18,604	18,212	15,644
Securities gains (losses), net	3	114	233
Gain on sales of mortgage loans	1,994	5,003	6,626
Other	9,118	3,411	4,294
TOTAL NON-INTEREST INCOME	46,716	42,084	42,476
NON-INTEREST EXPENSE:
Salaries and employee benefits	65,555	64,474	61,931
Occupancy expense	9,764	8,774	8,202
Equipment expense	12,391	10,174	10,568
FDIC Expense	2,327	1,294	316
Other	35,986	32,690	31,741
TOTAL NON-INTEREST EXPENSE	126,023	117,406	112,758
INCOME BEFORE INCOME TAXES	87,760	65,613	65,536
Provision for income taxes	16,651	12,626	11,692
NET INCOME	71,109	52,987	53,844
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	(144,579)	(18,148)	19,269
Change in funded status of post retirement benefits, net of taxes	7,022	6,298	(2,004)
COMPREHENSIVE INCOME (LOSS)	$(66,448)	$41,137	$71,109
PER SHARE DATA
Basic and Diluted Earnings per Share	$5.82	$4.02	$3.93
Weighted average number of shares outstanding (in thousands)	12,211	13,190	13,716